Exhibit 1.1

BURNING ROCK BIOTECH LIMITED

$100,000,000 AMERICAN DEPOSITARY SHARES

EACH REPRESENTING ONE CLASS A ORDINARY SHARE

SALES AGREEMENT

November 7, 2022

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

Ladies and Gentlemen:

Burning Rock Biotech Limited, a Cayman Islands exempted company (the “Company”), confirms its agreement (this “Agreement”) with Cowen and Company, LLC (“Cowen”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell to or through Cowen, acting as agent and/or principal, American Depositary Shares of the Company (“ADSs”) each representing one Class A ordinary share, par value US$0.0002 per share (the “Ordinary Shares”), and such Ordinary Shares underlying such ADSs (the “Underlying Shares”) to be issued by the Company, with such ADSs having an aggregate offering price of up to $100,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number or dollar amount of ADSs issued and sold under this Agreement shall be the sole responsibility of the Company, and Cowen shall have no obligation in connection with such compliance. The issuance and sale of ADSs through or to Cowen will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which has been declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue the ADSs.

The ADSs are to be issued pursuant to a Deposit Agreement dated as of June 16, 2020 (as amended and supplemented from time to time, the “Deposit Agreement”) among the Company, Citibank, N.A., as Depositary (the “Depositary”), and the owners and holders from time to time of the ADSs issued under the Deposit Agreement. Each ADS will initially represent the right to receive one Class A Ordinary Share deposited pursuant to the Deposit Agreement. Upon deposit of any Ordinary Shares, the Depositary will issue ADSs representing the Ordinary Shares so deposited, which ADSs may be evidenced by American Depositary Receipts (“ADRs”). Unless the context otherwise requires, references to the “ADSs” shall be deemed to include the ADRs evidencing the same and the Underlying Shares represented thereby. The Underlying Shares and the ADSs are herein collectively referred to as the “Securities.”

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form F-3 (File No. 333-264577), including a base prospectus, relating to certain securities, including the Ordinary Shares (including the ADSs representing the Ordinary Shares), to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has also filed a registration statement on Form F-6 (File No. 333-238921) relating to the ADSs. Such registration statement relating to the ADSs, as amended at the time it became effective, is hereinafter referred to as the “ADS Registration Statement.” The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company has furnished to Cowen, for use by Cowen, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, or any subsequent registration statement on Form F-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company with respect to the Securities, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Securities that (i) is consented to by Cowen hereinafter referred to as a “Permitted Free Writing Prospectus,” (ii) is required to be filed with the Commission by the Company or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the ADS Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the ADS Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the ADS Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System or any successor thereto (“EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell the Securities hereunder through or to Cowen, acting as agent or principal (each, a “Placement”), it will notify Cowen by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Securities to be sold (the “Placement Shares”), which shall at a minimum include the number of Placement Shares or dollar amount of Placement Shares to be sold, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Cowen set forth on Schedule 2, as such Schedule 2 may be amended in writing from time to time. The Placement Notice shall be effective upon receipt by Cowen unless and until (i) in accordance with the notice requirements set forth in Section 4, Cowen declines to accept the terms contained therein for any reason, in its sole discretion, which declination must occur within two (2) Business Days of the receipt of the Placement Notice, (ii) the entire amount of the Placement Shares under the Placement Notice have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding or amending those on the earlier dated Placement Notice, (v) the period specified in the Placement Notice has expired, or (v) this Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to Cowen in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor Cowen will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Cowen and Cowen does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by Cowen. (a) Subject to the terms and conditions herein set forth, upon the Company’s delivery of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Cowen, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Stock Market LLC to sell such Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. Cowen will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of the Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the volume-weighted average price of the Placement Shares sold, and the Net Proceeds (as defined below) payable to the Company. In the event the Company engages Cowen for a sale of Placement Shares that would constitute a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide Cowen, at Cowen’s reasonable request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below), the opinions of counsel, accountant’s letter and officers’ certificates set forth in Section 8 hereof, each dated the Settlement Date, and such other documents and information as Cowen shall reasonably request. Cowen may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made on or through The Nasdaq Global Market (the “Nasdaq”) or on any other existing trading market for the ADSs. Cowen shall not purchase Placement Shares for its own account as principal unless expressly authorized to do so by the Company in a Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that Cowen will be successful in selling Placement Shares, and (ii) Cowen will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Cowen to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Company’s ADSs are purchased and sold on the principal market on which the ADSs are listed or quoted.

(b) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Placement Shares pursuant to this Agreement and, by notice to Cowen given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Placement Shares, and Cowen shall not be obligated to offer or sell any Placement Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information, or (ii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that the Company files a Current Report on Form 6-K that includes consolidated financial information for the same period or periods, as the case may be, covered by such Earnings Announcement.

4. Suspension of Sales.

(a) The Company or Cowen may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any proposed sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a suspension is in effect, any obligation under Section 7 with respect to delivery of certificates, opinions or comfort letters to Cowen shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time.

(b) If either Cowen or the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Placement Shares, it shall promptly notify the other party, and Cowen or the Company may, at its sole discretion, suspend sales of the Placement Shares under this Agreement.

(c) Notwithstanding any other provision of this Agreement, during any period in which the Registration Statement, or the ADS Registration Statement, as applicable, is no longer effective under the Securities Act, the Company shall promptly notify Cowen, the Company shall not request the sale of any Placement Shares, and Cowen shall not be obligated to sell or offer to sell any Placement Shares.

5. Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date” and the first such Settlement Date, the “First Delivery Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Cowen at which such Placement Shares were sold, after deduction for (i) Cowen’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to Cowen hereunder pursuant to Section 7(g) (Expenses) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales that are paid by Cowen.

(b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause the Depositary or its transfer agent (if applicable) to, electronically transfer the Placement Shares being sold by crediting Cowen’s or its designee’s account (provided Cowen shall have given the Company reasonably advance written notice of such designee prior to the Settlement Date) at The Depository Trust Company (the “DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered ADSs in good deliverable form. On each Settlement Date, Cowen will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, the Depositary or its transfer agent (if applicable) on behalf of the Company, defaults in its obligation to deliver duly authorized Placement Shares on a Settlement Date through no fault of Cowen, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, it will (i) hold Cowen harmless against any loss, claim, damage, or expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to Cowen (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Cowen that as of (i) the date of this Agreement, (ii) each Time of Sale (as defined below), (iii) each Settlement Date, and (iv) each Bring-Down Date (as defined below), (v) each date on which a Placement Notice is given and (vi) any date on which Placement Shares are sold hereunder:

(a) Compliance with Registration Requirements. Each of the Registration Statement and the ADS Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company meets the requirements for use of Form F-3 under the Securities Act. The sale of the Placement Shares hereunder meets the requirements or General Instruction I.B.1 of Form F-3.

(b) No Misstatement or Omission. (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to Cowen furnished to the Company in writing expressly for use therein, it being understood and agreed that the only such information furnished by Cowen consists of the Agent’s Information (defined below). As used herein, “Time of Sale” means the time of Cowen’s initial entry into contracts with purchasers for the sale of such Placement Shares.

(c) Offering Materials Furnished to Cowen. The Company has delivered to Cowen one complete copy of each of the Registration Statement and the ADS Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of each of the Registration Statement and the ADS Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as Cowen has reasonably requested. The Registration Statement, the ADS Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (to the extent any such Permitted Free Writing Prospectus was required to be filed with the Commission) delivered to Cowen for use in connection with the public offering of the Placement Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(d) Not an Ineligible Issuer. The Company currently is not an “ineligible issuer,” as defined in Rules 164, 405 and 433 under the Securities Act. The Company agrees to notify Cowen promptly upon the Company becoming an “ineligible issuer.”

(e) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the completion of Cowen’s distribution of the Placement Shares, any offering material in connection with the offering and sale of the Placement Shares other than the Prospectus, the Registration Statement or the ADS Registration Statement.

(f) The Sales Agreement; The Deposit Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes valid and legally binding obligations of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. This Agreement and the Deposit Agreement conform in all material respects to the descriptions thereof contained in each of the Registration Statement and the Prospectus.

(g) Due Authorization of Registration Statements. The Registration Statement, the Prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(h) Authorization of the Ordinary Shares. (i) The Ordinary Shares outstanding have been duly authorized and are validly issued, fully paid and non-assessable. As of the date hereof, the Company has authorized and outstanding capitalization as set forth in the sections of the Prospectus under the heading “Description of the Securities Offered Under This Prospectus Supplement.” (ii) Except as described in the Prospectus, there are (A) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the share capital of the Company, and (B) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Company’s Subsidiaries and Consolidated Affiliated Entities.

(i) Authorization of the ADSs. The ADSs, when issued by the Depositary against the deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued and the persons in whose names such ADSs are registered will be entitled to the rights of registered holders of the ADRs specified therein and in the Deposit Agreement.

(j) Authorization of the Underlying Shares. (i) The Underlying Shares have been duly authorized and are validly issued, fully paid and non-assessable, and the sale of such Underlying Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. The Underlying Shares, when delivered against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s constitutive documents or any agreement or other instrument to which the Company is a party; (ii) the Underlying Shares are freely transferable to or for the account of the Cowen and the initial purchasers thereof, and, except as described in the Prospectus or in the documents incorporated by reference in the Prospectus, there are no restrictions on subsequent transfers of the Underlying Shares under the laws of the Cayman Islands, the PRC by non-PRC resident holders, Hong Kong or the United States.

(k) No Applicable Registration or Other Similar Rights. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act, and any person to whom the Company has granted registration rights has waived such rights.

(l) No Material Adverse Change. Since the end of the period covered by the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus (i) except as disclosed in the Registration Statement and the Prospectus, there has been no material adverse change in the condition (financial or otherwise), earnings, results of operations, business or prospects of the Company and its Subsidiaries and Consolidated Affiliated Entities, taken as a whole, or on the ability of the Company and its Subsidiaries and Consolidated Affiliated Entities to carry out their obligations under this Agreement and the Deposit Agreement or to consummate the transactions contemplated by the Prospectus (a “Material Adverse Change”); (ii) except as disclosed in the Prospectus, there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital; (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries and Consolidated Affiliated Entities, taken as a whole; (iv) except as described in the Prospectus, neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has (A) entered into or assumed any material transaction or agreement, (B) incurred, assumed or acquired any material liability or obligation, direct or contingent, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other material asset, or (D) agreed to take any of the foregoing actions; and (v) neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has sustained any material loss or interference with its business from fire, explosion, flood, typhoon, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(m) Independent Accountants. Ernst & Young Hua Ming LLP, whose reports on the consolidated financial statements of the Company are incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act, the Exchange Act and by the rules of the Public Company Accounting Oversight Board (United States).

(n) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and the Prospectus together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and the Subsidiaries and Consolidated Affiliated Entities, taken as a whole, as of the dates indicated and consolidated results of operations, cash flows and changes in shareholders’ deficit of the Company for the periods specified and have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data contained or incorporated by reference in the Registration Statement and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not included or incorporated by reference as required; and the Company and the Subsidiaries and Consolidated Affiliated Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement and the Prospectus.

(o) Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its Subsidiaries and Consolidated Affiliated Entities and the Company’s board of directors are and have been in compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and all applicable rules of Nasdaq and London Stock Exchange (the “LSE”). Except as disclosed in the Prospectus, the Company maintains a system of internal controls over accounting matters sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Each of the Company’s independent directors meets the criteria for “independence” under the Sarbanes-Oxley Act, the rules and regulations of the Commission and the rules of Nasdaq. The Company and its Subsidiaries and the Consolidated Affiliated Entities maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries and the Consolidated Affiliated Entities, taken as a whole, have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(p) Absence of Accounting Issues. The Company has not received any notice, oral or written, from the board of directors stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the board of directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years.

(q) Critical Accounting Policies. The section entitled “Operating and Financial Review and Prospects” in the Company’s Form 20-F for the fiscal year ended December 31, 2021 accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies and estimates; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and its Subsidiaries and Consolidated Affiliated Entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described or incorporated by reference in the Registration Statement and the Prospectus and have consulted with its independent accountants with regards to such disclosure

(r) XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each Registration Statement or Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(s) Good Standing of the Company. The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification. The currently effective memorandum and articles of association of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to Cowen; except as set forth in the Registration Statements, no change will be made to any such constitutive documents on or after the date of this Agreement through and including each Settlement Date.

(t) Subsidiaries and Consolidated Affiliated Entities. Each of the Company’s direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule 4(a) hereto, and each of the entities which the Company directly or indirectly controls through contractual arrangements (each an “Consolidated Affiliated Entity” and collectively, the “Consolidated Affiliated Entities”) has been identified on Schedule 4(b) hereto. Each of the Subsidiaries and Consolidated Affiliated Entities has been duly incorporated, is validly existing as a corporation with limited liability or a private non-enterprise entity (legal person) established under the laws of the jurisdiction of its incorporation, as the case may be, and in good standing under the laws of the jurisdiction of its incorporation, has full power and authority (corporate or otherwise) to own its property and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification; all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid in accordance with its articles of association and non-assessable and are free and clear of all liens, encumbrances, equities or claims; all of the equity interests in each Consolidated Affiliated Entity have been duly and validly authorized and issued, are fully paid in accordance with its articles of association and non-assessable and are owned as described in the Prospectus, and, except as described in the Prospectus, free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries and Consolidated Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries and Consolidated Affiliated Entities, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control.

(u) VIE Agreements and Corporate Structure.

(i)

The description of the corporate structure of the Company and each of the contracts among Beijing Burning Rock Biotech Limited (the “WFOE”), Burning Rock (Beijing) Biotechnology Co., Ltd. (the “VIE”) and the shareholders of the VIE, as the case may be (each a “VIE Agreement” and collectively the “VIE Agreements”), as set forth in the Prospectus and the Company’s Annual Report on Form 20-F under the captions “Item 4. Information on the Company—A. History and Development of the Company” and “Item 7. Major Shareholders and Related Party Transactions—B. Related Party Transactions” and filed as Exhibits 4.3 through 4.9 thereto, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries and Consolidated Affiliated Entities taken as a whole, which has not been previously disclosed or made available to Cowen and disclosed in the Prospectus.

(ii)

Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto, other than those as described in the Registration Statement and the Prospectus; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. Except as disclosed in the Prospectus, the corporate structure of the Company complies with all applicable laws and regulations of the People’s Republic of China (the “PRC”), and neither the corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the WFOE, the VIE, or shareholders of the VIE in any jurisdiction challenging the validity of any of the VIE Agreements, and to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(iii)

The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries and Consolidated Affiliated Entities pursuant to (A) the constitutive or organizational documents of the Company or any of the Subsidiaries and Consolidated Affiliated Entities, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries and Consolidated Affiliated Entities or any of their properties, or any arbitration award, or (C) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of the Subsidiaries and Consolidated Affiliated Entities is a party or by which the Company or any of the Subsidiaries and Consolidated Affiliated Entities is bound or to which any of the properties of the Company or any of the Subsidiaries and Consolidated Affiliated Entities is subject, except, in the cases of (B) and (C), for such conflict, breach, violation or default that would not reasonably be expected to have a Material Adverse Change. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto.

(iv)

Except as disclosed in the Prospectus, the Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIE, through its rights to authorize the shareholders of the VIE to exercise their voting rights.

(v) Share Capital Matters. The authorized share capital of the Company conforms as to legal matters to the description thereof contained or incorporated by reference in each of the Registration Statement and the Prospectus.

(w) Compliance with Law, Constitutive Documents and Contracts. Neither the Company nor any of the Subsidiaries and Consolidated Affiliated Entities is (i) in breach or violation of any provision of applicable laws or regulations, or (ii) is in breach or violation of its respective constitutive documents, or (iii) in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is (x) binding upon the Company or any of the Subsidiaries and Consolidated Affiliated Entities and (y) material to the Company and the Subsidiaries and Consolidated Affiliated Entities taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries and Consolidated Affiliated Entities, except in the case of (i) above, where such breach or violation would not reasonably be expected to have a Material Adverse Change.

(x) Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene (i) any provision of applicable law or the memorandum and articles of association or other constitutive documents of the Company, (ii) any agreement or other instrument binding upon the Company or any of the Subsidiaries and Consolidated Affiliated Entities that is material to the Company and the Subsidiaries and Consolidated Affiliated Entities, taken as a whole, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries and Consolidated Affiliated Entities; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as have been obtained or may be required under the Securities Act, applicable state securities or blue sky laws or the rules of the Financial Industry Regulatory Authority (“FINRA”).

(y) No Pending Proceedings. There are no legal or governmental proceedings pending or threatened (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Company, any of its Subsidiaries and Consolidated Affiliated Entities or any of its executive officers, directors and key employees is a party or to which any of the properties of the Company or any of its Subsidiaries and Consolidated Affiliated Entities is subject (i) other than proceedings that would not have a Material Adverse Change or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(z) Environmental Laws. (i) The Company and its Subsidiaries and Consolidated Affiliated Entities, (A) are in compliance with any and all applicable national, local and foreign laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the PRC) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval; and (ii) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except in the case of (i) and (ii) above, for those that would, singly or in the aggregate, not have a Material Adverse Change.

(aa) Absence of Labor Dispute; Compliance with Labor Law. No material labor dispute with the employees or third-party contractors of the Company or any of its Subsidiaries and Consolidated Affiliated Entities exists, or to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and its Subsidiaries and Consolidated Affiliated Entities that could have a Material Adverse Change. Except as disclosed in the Registration Statement and the Prospectus, the Company and its Subsidiaries and Consolidated Affiliated Entities are and have been in all times in compliance with all applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists, or to the knowledge of the Company, is imminent.

(bb) Possession of Licenses and Permits. Except as disclosed in the Prospectus, (i) each of the Company and its Subsidiaries and Consolidated Affiliated Entities possesses all licenses, certificates, authorizations, declarations and permits issued by, and has made all necessary reports to and filings with, the appropriate national, local or foreign regulatory authorities having jurisdiction over the Company and each of its Subsidiaries and Consolidated Affiliated Entities and their respective assets and properties, for the Company and each of its Subsidiaries and Consolidated Affiliated Entities that are necessary to conduct their respective businesses, except for such failure to possess, report or file that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (ii) each of the Company and its Subsidiaries and Consolidated Affiliated Entities is in compliance with the terms and conditions of all such licenses, certificates, authorizations and permits; (iii) such licenses, certificates, authorizations and permits are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Prospectus; (iv) neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit; and (v) neither the Company nor any of its Subsidiaries has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course except for such failure to renew that would not have a Material Adverse Change.

(cc) Tax Filings. (i) The Company and each of its Subsidiaries and the Consolidated Affiliated Entities have filed all national, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except for cases where failure to file or pay would not have a Material Adverse Change, or except for taxes currently being contested in good faith and for which adequate reserves have been made in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries and the Consolidated Affiliated Entities which remains unresolved and which could reasonably be expected to have (nor does the Company nor any of its Subsidiaries and the Consolidated Affiliated Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and the Consolidated Affiliated Entities and which could reasonably be expected to have) a Material Adverse Change. (ii) Except as could not reasonably be expected to have a Material Adverse Change, all local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries and Consolidated Affiliated Entities as described in the Registration Statement and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(dd) Investment Company Act. The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(ee) Insurance. Except as disclosed in the Registration Statement and the Prospectus, each of the Company and its Subsidiaries and Consolidated Affiliated Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Change.

(ff) Absence of Manipulation. None of the Company, the Subsidiaries and Consolidated Affiliated Entities or, to the knowledge of the Company, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action which was designed to cause or result in, or that has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

(gg) Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or its Subsidiaries and Consolidated Affiliated Entities on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Prospectus.

(hh) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

(ii) Compliance with Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities or their respective affiliates, nor any director, officer or employee thereof nor, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries and Consolidated Affiliated Entities or their respective affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; (iii) taken any action, directly or indirectly, that would result in a violation by such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Company and its Subsidiaries and Consolidated Affiliated Entities and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(jj) Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries and Consolidated Affiliated Entities are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and its Subsidiaries and Consolidated Affiliated Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries and Consolidated Affiliated Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk) Compliance with OFAC. (i) Neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities, nor any director, officer or employee thereof, nor, to the knowledge of the Company, any agent, affiliate or representative of the Company or any of its Subsidiaries and Consolidated Affiliated Entities, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)

the subject or target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)

located, organized or resident in a country, region or territory that is, the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065).

(ii)

For the past five years, the Company and its Subsidiaries and Consolidated Affiliated Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(ll) Possession of Intellectual Property. Except as disclosed in the Prospectus, the Company and its Subsidiaries and Consolidated Affiliated Entities own, possess, have been authorized to use or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed to be conducted as described in the Prospectus, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Change. Except as disclosed in the Prospectus, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries and Consolidated Affiliated Entities; (ii) there is no infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries and Consolidated Affiliated Entities or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries and Consolidated Affiliated Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiaries’ and Consolidated Affiliated Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company, any Subsidiary or any Consolidated Affiliated Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its Subsidiaries and Consolidated Affiliated Entities in their businesses has been obtained or is being used by the Company or its Subsidiaries and Consolidated Affiliated Entities in violation of any contractual obligation binding on the Company or its Subsidiaries and Consolidated Affiliated Entities in violation of the rights of any persons, except in each case covered by clauses (i) to (vi) such as would not, if determined adversely to the Company or its Subsidiaries or Consolidated Affiliated Entities, individually or in the aggregate, have a Material Adverse Change.

(mm) Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The ADSs are registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act and are listed on the Nasdaq and the LSE, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the ADSs under the Exchange Act or delisting ADSs from the Exchange, nor has the Company received any notification that the Commission, Nasdaq or LSE is contemplating terminating such registration or listing. The Company has taken all necessary actions to ensure that at all times it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq’s listing rules that are in effect.

(nn) No Finder’s Fee. There are no contracts, agreements or understandings between the Company or its Subsidiaries and Consolidated Affiliated Entities and any person that would give rise to a valid claim against the Company or its Subsidiaries and Consolidated Affiliated Entities or Cowen for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and its Subsidiaries and Consolidated Affiliated Entities or any of their respective officers, directors, shareholders, partners, employees or affiliates that may affect Cowen’ compensation as determined by the FINRA.

(oo) No Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of its Subsidiaries and Consolidated Affiliated Entities or, to the knowledge of the Company, any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission.

(pp) No Outstanding Loans or Other Indebtedness. Except as described in the Prospectus, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them.

(qq) No Reliance. The Company has not relied upon Cowen or legal counsel for Cowen for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(rr) Operating and Other Company Data. All operating and other Company data contained or incorporated by reference in the Registration Statement and the Prospectus are true and accurate in all material respects.

(ss) Third-party Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement or Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(tt) Accurate Disclosure. The statements in the Prospectus under the headings “Summary,” “Risk Factors,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Description of Share Capital,” “Description of American Depositary Shares,” “Taxation” and “Plan of Distribution,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(uu) Title to Property. (i) Each of the Company and its Subsidiaries and Consolidated Affiliated Entities has good and marketable title (valid land use rights and building ownership certificates in the case of real property located in the PRC) to all real property and good and marketable title to all personal property, in each case, owned by them which is material to the business of the Company and its Subsidiaries and Consolidated Affiliated Entities, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Consolidated Affiliated Entities; and any real property and buildings held under lease by the Company and its Subsidiaries and Consolidated Affiliated Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries and Consolidated Affiliated Entities, in each case except as described in the Prospectus.

(vv) Merger or Consolidation. Neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement and the Prospectus and which is not so described.

(ww) Termination of Contracts. Except as described in the Prospectus, neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or Consolidated Affiliated Entities, or to the knowledge of the Company, any other party to any such contract or agreement, except for such terminations and non-renewals that would not, singly, or in the aggregate, have a Material Adverse Change.

(xx) Registration Statement Exhibits. There are no statutes, regulations, legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the ADS Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required.

(yy) No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering and sale of the Placement Shares other than the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus to which Cowen has consented.

(zz) Payments of Dividends; Payments in Foreign Currency. Except as described in the Prospectus, (i) none of the Company nor any of its Subsidiaries and Consolidated Affiliated Entities is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Subsidiary or Consolidated Affiliated Entity or (C) transferring any of its properties or assets to the Company or any other Subsidiary or Consolidated Affiliated Entity; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries and Consolidated Affiliated Entities (A) may be converted into United States dollars, that may be freely transferred out of such Person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such Person’s jurisdiction of incorporation or tax residence; and (B) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such Person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such Person.

(aaa) Compliance with PRC Overseas Investment and Listing Regulations. Except as described in the Prospectus, each of the Company and its Subsidiaries and Consolidated Affiliated Entities has complied, and has taken all steps to ensure compliance by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (the “SAFE”) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(bbb) M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and SAFE on August 8, 2006 and amended by the Ministry of Commerce on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. The sale of the Placement Shares, the listing and trading of the ADSs on Nasdaq and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at each Settlement Date adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(ccc) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(ddd) No Sale, Issuance and Distribution of Shares. Except as described in the Prospectus, the Company has not sold, issued or distributed any Placement Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(eee) No Immunity. None of the Company, the Subsidiaries and Consolidated Affiliated Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, Hong Kong, the PRC or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Hong Kong, PRC, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of the Subsidiaries and Consolidated Affiliated Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries and Consolidated Affiliated Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 20 of this Agreement and Section 7.6 of the Deposit Agreement.

(fff) Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands, Hong Kong and the PRC and will be honored by courts in the Cayman Islands, Hong Kong and the PRC. The Company has the power to submit, and pursuant to Section 16 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 16 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Placement Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 16 hereof and Section 7.6 of the Deposit Agreement.

(ggg) Enforceability of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands and PRC, provided that (i) with respect to courts of the Cayman Islands, (A) such courts had proper jurisdiction over the parties subject to such judgment, (B) such courts did not contravene the rules of natural justice of the Cayman Islands, (C) such judgment was not obtained by fraud, (D) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (E) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (F) there is due compliance with the correct procedures under the laws of the Cayman Islands, and (ii) with respect to courts of the PRC, any application or request for recognition and execution of such judgment is subject to compliance with relevant civil procedural requirements in the PRC. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or PRC.

(hhh) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement and the Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(iii) Tests and Preclinical and Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company and its Subsidiaries and Consolidated Affiliated Entities were and, if still ongoing, are being conducted in all material respects in compliance with applicable laws and any applicable rules and regulations of the jurisdiction in which such trials and studies are being conducted; the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described, referred to or incorporated by reference in the Registration Statement and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and, the Company has not received any written notices or written correspondence from any governmental entity requiring the termination, material modification or suspension of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials.

(jjj) Cybersecurity Review. As of the date of this Agreement, (i) none of the Company, any of its Subsidiaries or any of the Consolidated Affiliated Entities is subject to any material investigation, inquiry, or sanction relating to cybersecurity or data privacy or any cybersecurity review from the Cyberspace Administration of China (the “CAC”); (ii) none of the Company, any of its Subsidiaries or any of the Consolidated Affiliated Entities has been notified by any PRC governmental authorities of being classified as a critical information infrastructure operator under the Cybersecurity Review Measures; and (iii) none of the Company, any of its Subsidiaries or any of the Consolidated Affiliated has received any objection to any issuance and sale of ADSs or the transactions contemplated under this Agreement from the CSRC, the CAC or any other relevant PRC governmental authorities.

(kkk) Cybersecurity; Data Protection. The Company and its Subsidiaries and the Consolidated Affiliated Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries and the Consolidated Affiliated Entities as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other material corruptions. The Company and its Subsidiaries and the Consolidated Affiliated Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries and the Consolidated Affiliated Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. The Company and its Subsidiaries and the Consolidated Affiliated Entities have taken all necessary actions to prepare to comply with the European Union General Data Protection Regulation (and all other applicable laws and regulations with respect to Personal Data that have been announced as of the date hereof as becoming effective within 12 months after the date hereof, and for which any non-compliance with same would be reasonably likely to create a material liability) as soon they take effect.

Any certificate signed by an officer of the Company and delivered to Cowen or to counsel for Cowen pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company to Cowen as to the matters set forth therein.

The Company acknowledges that Cowen and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, each counsel to the Company and each counsel to Cowen, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7. Covenants of the Company. The Company covenants and agrees with Cowen that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Cowen under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Cowen promptly of the time when any subsequent amendment to the Registration Statement or ADS Registration Statement, as applicable, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement, ADS Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon Cowen’s request, any amendments or supplements to the Registration Statement, the ADS Registration Statement or Prospectus that, in Cowen’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by Cowen (provided, however, that (A) the failure of Cowen to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Cowen’s right to rely on the representations and warranties made by the Company in this Agreement, (B) the Company has no obligation to provide Cowen any advance copy of such filing or to provide Cowen an opportunity to object to such filing if the filing does not name Cowen and does not relate to the transactions herein, and (C) other than Cowen’s rights and obligations set forth in Section 9, the only remedy that Cowen shall have with respect to the failure by the Company to provide Cowen with such copy or the filing of such amendment or supplement while no Placement Notice is pending shall be to cease making sales under this Agreement until such amendment or supplement is filed)); (iii) the Company will not file any amendment or supplement to the Registration Statement, the ADS Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Securities or a security convertible into the Ordinary Shares unless a copy thereof has been submitted to Cowen within a reasonable period of time before the filing and Cowen has not reasonably objected thereto (provided, however, that the failure of Cowen to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Cowen’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to Cowen at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement, the ADS Registration Statement or Prospectus, except for those documents available via EDGAR; (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act, and (v) prior to the termination of this Agreement, the Company will notify Cowen if at any time the Registration Statement or ADS Registration Statement shall no longer be effective as a result of the passage of time pursuant to Rule 415 under the Securities Act or otherwise.

(b) Notice of Commission Stop Orders. The Company will advise Cowen, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by Cowen under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement, the ADS Registration Statement or Prospectus to comply with the Securities Act, the Company will as promptly as practicable notify Cowen to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement, the ADS Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, that, the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interest of the Company, during which time of delay of Cowen shall be under no obligation to make any sales of Placement Shares hereunder.

(d) Listing of ADSs. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Cowen under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the ADSs to be listed on Nasdaq and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as Cowen reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to Cowen and its counsel (at the expense of the Company) copies of the Registration Statement, the ADS Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement, the ADS Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Cowen may from time to time reasonably request and, at Cowen’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Cowen to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current quarterly period, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for Cowen in connection therewith shall be paid by Cowen except as set forth in (viii) below), (iv) the printing and delivery to Cowen of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on Nasdaq, (vi) the filing fees and expenses, if any, of the Commission, (vii) the filing fees for filings with the FINRA Corporate Financing Department, and (viii) the reasonable fees and disbursements of Cowen’s counsel in an amount not to exceed US$150,000.

(h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide Cowen notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Ordinary Shares or ADSs (other than any Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for any Ordinary Shares or ADSs, warrants or any rights to purchase or acquire any Ordinary Shares or ADSs; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of any Ordinary Shares or ADSs, options to purchase any Ordinary Shares or ADSs or any Ordinary Shares or ADSs issuable upon the exercise of options or other equity awards pursuant to any share option, share bonus or other share plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets, (iii) the issuance or sale of any Ordinary Shares or ADSs pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to Cowen in advance, (iv) the issuance or sale of any Ordinary Shares or ADSs issuable upon the exchange, conversion or redemption of securities or the exercise of warrants, options or other rights in effect or outstanding, or (v) Ordinary Shares or ADSs or securities convertible into or exercisable for Ordinary Shares or ADSs, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners and otherwise conducted in a manner so as not to be integrated with the offering of the shares of Ordinary Shares or ADSs hereby.

(j) Change of Circumstances. The Company will, before it tenders a Placement Notice for the sale of any Placement Shares hereunder, advise Cowen of a notice or knowledge of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Cowen pursuant to this Agreement.

(k) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Cowen or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents electronically and senior corporate officers, during regular business hours and at the Company’s principal offices, or such other location mutually agreeable by the parties, as Cowen may reasonably request.

(l) Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through or to Cowen, the Net Proceeds to the Company and the compensation payable by the Company to Cowen with respect to such Placement Shares and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall disclose in its Form 6-K and in its annual report on Form 20-F, the number of the Placement Shares sold through Cowen under this Agreement, and the gross proceeds and Net Proceeds to the Company from the sale of the Placement Shares and the compensation paid by the Company with respect to sales of the Placement Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 20-F, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

(m) Bring-Down Dates; Certificate. On or prior to the First Delivery Date and each time the Company (i) amends or supplements the Registration Statement, the ADS Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement, the ADS Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 20-F under the Exchange Act; (iii) files its Earnings Announcements on Form 6-K under the Exchange Act; or (iv) files a report on Form 6-K containing amended financial information under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Bring-Down Date”); the Company shall furnish Cowen with a certificate, in the form attached hereto as Exhibit 7(m) within three (3) Trading Days of any Bring-Down Date if requested by Cowen. The requirement to provide a certificate under this Section 7(m) shall be waived for any Bring-Down Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Bring-Down Date). Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Bring-Down Date when the Company relied on such waiver and did not provide Cowen with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or Cowen sells any Placement Shares, the Company shall provide Cowen with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

(n) Legal Opinions. On or prior to the First Delivery Date and within three (3) Trading Days of each Bring-Down Date or date of Placement Notice with respect to which the Company is obligated to deliver a certificate in as accordance with Section 7(m) for which no waiver is applicable, the Company shall cause to be furnished to Cowen (i) a written opinion and negative assurance letter, as applicable, of Cleary Gottlieb Steen & Hamilton LLP, as the U.S. counsel for the Company (“U.S. Company Counsel”), (ii) a written opinion of Cleary Gottlieb Steen & Hamilton (Hong Kong), as the Hong Kong counsel for the Company (“Hong Kong Counsel”), (iii) a written opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company (“Cayman Counsel”), and (iv) a written opinion of Tian Yuan Law Firm, PRC counsel for the Company (“PRC Counsel”), in form and substance reasonably satisfactory to Cowen and its counsel, dated the date that the opinions are required to be delivered, modified, as necessary, to relate to the Registration Statement, the ADS Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Bring-Down Dates, each counsel may furnish Cowen with a letter (a “Reliance Letter”) to the effect that Cowen may rely on a prior opinion delivered under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement, the ADS Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Date).

(o) Comfort Letter. On or prior to the First Delivery Date and within three (3) Trading Days of each Bring-Down Date or date of Placement Notice with respect to which the Company is obligated to deliver a certificate in as accordance with Section 7(m) for which no waiver is applicable, the Company shall cause its independent accountants to furnish Cowen letters (the “Comfort Letters”), dated the date the Comfort Letters are delivered, in form and substance satisfactory to Cowen, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Cowen in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the ADS Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p) Chief Financial Officer’s Certificate. On or prior to the First Delivery Date and within three (3) Trading Days of each Bring-Down Date or date of Placement Notice with respect to which the Company is obligated to deliver a certificate in as accordance with Section 7(m) for which no waiver is applicable, the Company shall have delivered to Cowen a certificate executed by the Chief Financial Officer of the Company (“CFO Certificate”), dated as of such date, with respect to certain operating data and financial figures contained in the Registration Statement and the Prospectus, in the form attached hereto as Exhibit 7(p), unless the requirement to provide a CFO certificate under this Section 7(p) is waived by Cowen.

(q) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Placement Shares other than Cowen; provided, however, that the Company may bid for and purchase its Ordinary Shares or ADSs in accordance with Rule 10b-18 under the Exchange Act.

(r) Insurance. The Company and the Subsidiaries and Consolidated Affiliated Entities shall maintain, or cause to be maintained, insurance in such amounts and covering such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

(s) Compliance with Laws. The Company and each of its Subsidiaries and Consolidated Affiliated Entities shall maintain, or cause to be maintained, all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and the Company and each of its Subsidiaries and Consolidated Affiliated Entities shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations would not reasonably be expected to result in a Material Adverse Change.

(t) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its Subsidiaries and Consolidated Affiliated Entities will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the 1940 Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(u) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(v) No Offer to Sell. Other than the Prospectus and any Permitted Free Writing Prospectus, neither Cowen nor the Company (including its agents and representatives, other than Cowen in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(w) Sarbanes-Oxley Act. The Company and its Subsidiaries and Consolidated Affiliated Entities will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(w) Affirmation. Each Placement Notice delivered by the Company to Cowen shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to Cowen pursuant hereto are true and correct at the time of delivery of such Placement Notice and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the ADS Registration Statement and the Prospectus as amended and supplemented to the time of such Placement Notice acceptance).

(y) DTC. The Company will comply with the terms of the Deposit Agreement so that the ADSs will be issued by the Depositary and delivered to Cowen’s participant account in DTC, pursuant to this Agreement on any Settlement Date.

(z) Foreign Judgments. The Company will (i) not to attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of this offering, use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Placement Shares, if any; and (iii) use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(aa) PRC Overseas Investment and Listing Regulations. The Company will (i) comply with the PRC Overseas Investment and Listing Regulations, and (ii) use its reasonable efforts to cause holders of its Placement Shares that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of SAFE).

(bb) PRC Regulations. The Company will use reasonable commercial efforts to rectify or cure any non-compliance, and maintain continuing compliance with PRC laws and regulations in all material respects.

8. Conditions to Cowen’s Obligations. The obligations of Cowen hereunder with respect to a Placement Notice will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by Cowen of a due diligence review satisfactory to Cowen in its reasonable judgment, and to the continuing satisfaction (or waiver by Cowen in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. Each of the Registration Statement and ADS Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued pursuant to any Placement Notice.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries and Consolidated Affiliated Entities of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement or the ADS Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement, the ADS Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement, the ADS Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, ADS Registration Statement, the related Prospectus or such documents so that, in the case of the Registration Statement or the ADS Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. Cowen shall not have advised the Company that the Registration Statement, the ADS Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Cowen’s reasonable opinion after consultation with outside counsel, is material, or omits to state a fact that in Cowen’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized share capital of the Company or any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of Cowen (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e) Legal Opinions. Cowen shall have received the opinions of each of the U.S. Company Counsel, Cayman Counsel, PRC Counsel and Hong Kong Counsel (collectively, the “Company Counsel Legal Opinions”) required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinion is required pursuant to Section 7(n).

(f) Cowen Counsel Legal Opinions. Cowen shall have received from (i) Shearman & Sterling LLP, U.S. counsel for Cowen, and (ii) Jingtian & Gongcheng, PRC Counsel for Cowen, such opinions and negative assurance letters, as applicable, on or before the date on which the delivery of the Company Counsel Legal Opinions are required pursuant to Section 7(n), with respect to such matters as Cowen may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g) Depositary’s Counsel Legal Opinion. Cowen shall have received from Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, an opinion on or before the date on which the delivery of the Company Counsel Legal Opinions are required pursuant to Section 7(n), in form and substance reasonably satisfactory to Cowen and its counsel.

(h) Comfort Letter. Cowen shall have received the Comfort Letter required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(i) Representation Certificate. Cowen shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(j) Secretary’s Certificate. On or prior to the First Delivery Date, Cowen shall have received a certificate, signed on behalf of the Company by its corporate secretary, in form and substance satisfactory to Cowen and its counsel.

(k) CFO Certificate. Cowen shall have received the CFO Certificate required to be delivered pursuant to Section 7(p) on or before the date on which delivery of such certificate is required pursuant to Section 7(p).

(l) No Suspension. Trading in the ADSs shall not have been suspended on Nasdaq or LSE.

(m) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to Cowen such appropriate further information, certificates and documents as Cowen may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish Cowen with such conformed copies of such opinions, certificates, letters and other documents as Cowen shall have reasonably requested.

(n) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(o) Approval for Listing. The ADSs shall either have been (i) approved for listing on Nasdaq and the LSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the ADSs on Nasdaq and the LSE at, or prior to, the issuance of any Placement Notice.

(p) No Regulatory Developments. There shall not have been any adverse legislative or regulatory developments in the PRC following the signing of this Agreement, which in Cowen’s reasonable judgment in good faith after consultation with counsel, would make it inadvisable or impractical to proceed with the sale or delivery of the Placement Shares at any Settlement Date on the terms and in the manner contemplated in this Agreement.

(q) Effective Deposit Agreement. The Deposit Agreement shall be in full force and effect on each Settlement Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Underlying Shares and the issuance of the ADSs in accordance with the Deposit Agreement.

(r) Deposit of Ordinary Shares. The Underlying Shares will, at the relevant Settlement Date, be issued to, and deposited with, the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that ADSs representing such Ordinary Shares will be issued by the Depositary against receipt of such Ordinary Shares.

(s) Certificate of the Depositary. For each Settlement Date, the Depositary shall have furnished or caused to be furnished to Cowen a certificate, in form and substance satisfactory to Cowen of one of its authorized officers with respect to the deposit with it of the Underlying Shares, the issuance of the ADSs, the execution, issuance, countersignature and delivery of the any ADRs evidencing such ADSs related to the Placement Shares pursuant to the Deposit Agreement and such other matters related thereto as Cowen may reasonably request.

(t) No Termination Event. There shall not have occurred any event that would permit Cowen to terminate this Agreement pursuant to Section 11(a).

9. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless Cowen, the directors, officers, partners, employees and agents of Cowen and each person, if any, who (i) controls Cowen within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with Cowen from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable and documented investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which Cowen, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus or in any free writing prospectus, or (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with the Agent’s Information. As used herein, “Agent’s Information” means, solely, the following information: the fifth paragraph and the last sentence of the eighth paragraph under the caption “Plan of Distribution” in the Prospectus Supplement. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Cowen Indemnification. Cowen agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent’s Information.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable and documented costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the reasonable and documented fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction (in addition to any local counsel) at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or Cowen, the Company and Cowen will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than Cowen, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and Cowen may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and Cowen on the other. The relative benefits received by the Company on the one hand and Cowen on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by Cowen from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and Cowen, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Cowen, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Cowen agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), Cowen shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of Cowen, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Cowen, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11. Termination.

(a) Cowen shall have the right by giving written notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Change has occurred that, in the reasonable judgment of Cowen, may materially impair the ability of Cowen to sell the Placement Shares hereunder; (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; (iii) any other condition of Cowen’s obligations hereunder is not fulfilled; or (iv) any suspension or limitation of trading in the ADSs or in securities generally on Nasdaq or LSE shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 16 (Applicable Law; Consent to Jurisdiction), Section 17 (Waiver of Jury Trial), Section 18 (Absence of Fiduciary Relationship), Section 19 (Currency) and Section 20 (Waiver of Immunity) hereof shall remain in full force and effect notwithstanding such termination. If Cowen elects to terminate this Agreement as provided in this Section 11(a), Cowen shall provide the required notice as specified in Section 12 (Notices).

(b) The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16, Section 17, Section 18, Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.

(c) Cowen shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16, Section 17, Section 18, Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through Cowen on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 16, Section 17, Section 18, Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), (d), or (e) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16, Section 17, Section 18, Section 19 and Section 20 shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Cowen or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to Cowen, shall be delivered to Cowen at Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, Attention: General Counsel, email: Bradley.friedman@cowen.com, with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, attention: Kyungwon Lee; or if sent to the Company, shall be delivered to Burning Rock Biotech Limited, No. 5, Xingdao Ring Road North, International Bio Island, Guangzhou, 510005, PRC, Attention: Chief Executive Officer, email: yusheng.han@brbiotech.com, and Chief Financial Officer, email: leo.li@brbiotech.com with a copy to Cleary Gottlieb Steen & Hamilton LLP, Attention: Shuang Zhao, email: szhao@cgsh.com.

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Cowen and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that Cowen may assign its rights and obligations hereunder to an affiliate of Cowen without obtaining the Company’s consent.

14. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Ordinary Shares or ADSs.

15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Cowen. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16. Applicable Law; Consent to Jurisdiction. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the New York Courts in any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of Placement Shares, or any transactions contemplated hereby. The Company and each of the Company’s Subsidiaries and Consolidated Affiliated Entities irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the Placement Shares, or any transactions contemplated hereby in the New York Courts, and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Cogency Global Inc. as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company, as the case may be, in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

17. Waiver of Jury Trial. The Company and Cowen each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby or thereby.

18. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) Cowen has been retained solely to act as an arm’s length contractual counterparty to the Company in connection with the sale of the Placement Shares contemplated hereby and that no fiduciary, advisory or agency relationship between the Company and Cowen has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether Cowen has advised or is advising the Company on other matters;

(b) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company has been advised that Cowen and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that Cowen has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company waives, to the fullest extent permitted by law, any claims it may have against Cowen, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Cowen shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, partners, employees or creditors of the Company.

19. Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures Cowen could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company pursuant to this Agreement with respect to any sum due from it to Cowen or any person controlling Cowen shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by Cowen or controlling person of any sum in such other currency, and only to the extent that Cowen or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to Cowen or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify Cowen or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to Cowen or controlling person hereunder, Cowen or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to Cowen or controlling person hereunder.

20. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Cayman Islands, (ii) the United States or the State of New York, (iii) the PRC, (iv) Hong Kong, or (v) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, or any political subdivision thereof, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309, or other applicable law, e.g., www.docusign.com) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and Cowen, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Cowen.

Very truly yours,

COWEN AND COMPANY, LLC

By:	/s/ E. James Streator, III
Name: E. James Streator, III
Title: Managing Director

ACCEPTED as of the date first-above written:

BURNING ROCK BIOTECH LIMITED

By:	/s/ Leo Li
Name:	Leo Li
Title:	Director and Chief Financial Officer

[Signature Page to Sales Agreement]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]
Date:	[ ]
Subject:	Cowen at the Market Offering—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Burning Rock Biotech Limited (the “Company”), and Cowen and Company, LLC (“Cowen”) dated [            ], 2022 (the “Agreement”), I hereby request on behalf of the Company that Cowen sell up to [ ] American Depositary Shares (the “ADSs”)][or $[    ] of American Depositary Shares (the “ADSs”)], representing up to [    ] of the Company’s Class A ordinary shares, par value US$0.0002 per share, at a minimum market price of $_______ per ADS. Sales should begin on the date of this Notice and shall continue until [DATE] [all ADSs are sold][the aggregate sales price of the ADSs reaches $[        ]].

The Settlement Date for sales of the ADSs shall be [the second (2nd) Trading Day] following the date on which sales of such ADSs are made.

SCHEDULE 2

Notice Parties

Burning Rock Biotech Limited

Yusheng Han, Chief Executive Officer

Leo Li, Chief Financial Officer

Cowen and Company, LLC

Michael J. Murphy,     Managing Director, Equity Capital Markets

William Follis,           Managing Director, Equity Capital Markets

SCHEDULE 3

Compensation

Cowen shall be paid compensation equal to 3.0% of the gross proceeds from the sales of Placement Shares pursuant to the terms of this Agreement.

SCHEDULE 4(a)

Principal Subsidiaries of the Company

Name	Place of Incorporation

1. BR Hong Kong Limited	Hong Kong

2. Burning Rock Dx LLC	Delaware, United States

3. Beijing Burning Rock Biotech Limited	People’s Republic of China

4. Guangzhou Burning Rock Biotech Limited	People’s Republic of China

SCHEDULE 4(b)

Consolidated Affiliated Entities of the Company

Name	Place of Incorporation

1. Burning Rock (Beijing) Biotechnology Co., Ltd.	People’s Republic of China

2. Guangzhou Burning Rock Biotechnology Co., Ltd.	People’s Republic of China

3. Guangzhou Burning Rock Medical Equipment Co., Ltd.	People’s Republic of China

4. Guangzhou Burning Rock Dx Co., Ltd.	People’s Republic of China

Exhibit 7(m)

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected _______________________, of Burning Rock Biotech Limited, a Cayman Islands exempted company (“Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement dated
October          , 2022 (the “Sales Agreement”) between the Company and Cowen and Company, LLC, that to the best of the knowledge of the undersigned.

(i) The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Change, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
Name:
Title:

Date:

Exhibit 7(p)

CFO Certificate

[●], 202[●]

The undersigned, Leo Li, the duly appointed Chief Financial Officer of Burning Rock Biotech Limited, a company incorporated in the Cayman Islands (the “Company”), in connection with the public offering of up to $100,000,000 in aggregate offering amount of American Depositary Shares, each representing one Class A ordinary share, par value US$0.0002 per share, of the Company (the “Offering”), and pursuant to Section 7(p) of the Sales Agreement, dated November 7, 2022 (the “Sales Agreement”), between the Company and Cowen and Company, LLC (the “Sales Agent”), hereby certifies on behalf of the Company, that:

(1)	The undersigned is familiar with and has responsibility for the accounting, operations, records systems and internal controls of the Company.

(2)

The undersigned has participated in the preparation of the Registration Statement, the Prospectus and the documents incorporated by reference therein and has reviewed the disclosure included and incorporated by reference in the Registration Statement and the Prospectus.

(3)

The undersigned has performed the following procedures on the operating information and data identified and circled by you in the [Prospectus][Company’s Annual Report on Form 20-F] attached hereto as Annex A:

(A)

Compared the operating data and other data to the corresponding data and other records maintained by the Company for the periods, or as of the dates, indicated and found such information to be in agreement (giving effect to rounding where applicable); or

(B)

Compared the amount or percentage to, or computed the amount or percentage from, the corresponding data and other records maintained by the Company for the periods, or as of the dates, indicated and found such information to be in agreement (giving effect to rounding where applicable).

(4)	Based on the procedures outlined above in paragraph 3, the undersigned has no reason to believe that any of the circled financial and operating information and data in Annex A is not true or accurate.

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Sales Agreement. This certificate is to assist the Sales Agent in conducting and documenting its investigation of the affairs of the Company in connection with the Offering.

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Chief Financial Officer’s Certificate as of the date first written above.

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